SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549

                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JULY 15, 2002


                              COASTAL BANCORP, INC.
               (Exact name of registrant as specified in charter)

           TEXAS                        0-24526               76-0428727
-----------------------------  ------------------------  -------------------
(State or other jurisdiction                                 (IRS Employer
      of incorporation)        (Commission File Number)   Identification No.)



5718 WESTHEIMER, SUITE 600, HOUSTON, TEXAS                             77057
------------------------------------------                         -------------
(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number including area code:(713)  435-5000


(Former name or former address, if changed since last report):  NOT  APPLICABLE

ITEM.  5.     OTHER  EVENTS.

     On July 15, 2002, Coastal Bancorp, Inc.'s ("Bancorp") indirect wholly-owned subsidiary, Coastal Banc ssb (the "Bank"), redeemed all of the 1,150,000 issued and outstanding shares of the Bank's 9.0% Non-Cumulative Preferred Stock, Series A (the "Series A Preferred Stock") which traded on the NASDAQ National Market System under the symbol "CBSAP." The last day for trading in the Series A Preferred Stock was Friday July 12, 2002.

     The Series A Preferred Stock was redeemed from stockholders of record as of July 15, 2002. The Redemption Price was $25.185 per share, which represented the stated value of the Series A Preferred Stock, plus accrued and unpaid dividends from June 15, 2002 to but excluding July 15, 2002.

     Questions about the redemption should be directed to Catherine N. Wylie, Chief Financial Officer of the Bank, at (713) 435-5000 or by e-mail at cwylie@coastalbanc.com.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  July  17,  2002          COASTAL  BANCORP,  INC.

                               /s/  Catherine  N.  Wylie
                               By:  Catherine  N.  Wylie
                               Senior  Executive  Vice  President/
                               Chief  Financial  Officer